SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2005

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor New York, New York 10022-4624

42, rue Saint-Dominique, Paris, France 75007

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2005, Schlumberger Limited (Schlumberger N.V.), a Netherlands Antilles corporation (“Schlumberger”), entered into its standard form of director indemnification agreement (which Schlumberger enters into with all of its directors) with Michael E. Marks and Rana Talwar, each of whom was elected to the Board of Directors at Schlumberger’s 2005 Annual General Meeting of Stockholders held on April 13, 2005.

Under the terms of the indemnification agreement, Schlumberger has agreed to indemnify each indemnitee against any and all expenses to the fullest extent permitted by the law if the indemnitee was, is, becomes or is threatened to be made a party to or witness or other participant in a claim by reason of (or arising in part out of) the indemnitee’s service as a director, officer, partner, employee, trustee, agent or fiduciary of Schlumberger or any of its subsidiaries or the indemnitee’s service at the request of Schlumberger in any such capacity with any other enterprise. The agreements also provide for, among other things, the advancement of expenses relating to the indemnification obligations and the maintenance of directors’ and officers’ liability insurance covering the indemnitee.

A copy of Schlumberger’s standard form of indemnification agreement has been included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2005, the Board of Directors of Schlumberger amended and restated Schlumberger’s bylaws to:

•	conform the bylaws to recent changes to Schlumberger’s Articles of Incorporation that were approved by Schlumberger’s stockholders at the 2005 Annual General Meeting of Stockholders held on April 13, 2005;

•	clarify the general powers of the Board of Directors and officers of Schlumberger;

•	require the appointment of a technology committee of the Board of Directors and a chief financial officer for Schlumberger, both of which are consistent with current practice;

•	provide for mandatory indemnification of current and former directors and officers against expenses, judgments, fines and amounts paid in settlement that are actually and reasonably incurred by such persons in connection with various actions, suits and proceedings if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Schlumberger, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful (this provision is consistent with the charter and bylaw provisions of many domestic U.S. corporations);

•	empower the Chief Executive Officer to authorize Schlumberger to indemnify employees and agents subject to the same conditions set out above;

•	establish that directors may rely in good faith on the records of Schlumberger and on information, opinions, reports or statements presented to Schlumberger by Schlumberger’s officers, employees and certain other persons as to matters the directors reasonably believe are within such persons’ professional or expert competence and who have been selected with reasonable care by or on behalf of Schlumberger (this provision is consistent with statutory provisions that exist in Delaware and many U.S. states); and

•	improve the readability and clarify certain provision of the former bylaws.

The amended and restated bylaws became effective immediately upon their adoption by the Board of Directors. A copy of the amended and restated bylaws has been included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the amended and restated bylaws marked to show changes to the former bylaws has been included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1	Amended and Restated Bylaws of Schlumberger Limited (Schlumberger N.V.).

3.2	Amended and Restated Bylaws of Schlumberger Limited (Schlumberger N.V.) marked to show changes to the former bylaws.

10.1	Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Frank A. Sorgie
Frank A. Sorgie
Chief Accounting Officer

Date: April 22, 2005